Exhibit 1.1


                       VAN KAMPEN UNIT TRUSTS, SERIES 1058


                                 TRUST AGREEMENT

                            Dated: November 18, 2010


   This Trust Agreement among Van Kampen Funds Inc., as Depositor, The Bank of New York Mellon, as Trustee, and Cohen & Steers Capital Management, Inc., as Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Van Kampen Focus Portfolios, Effective for Unit Investment Trusts Established On and After May 2, 2001 (Including Van Kampen Focus Portfolios Series 284 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

   In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

   Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

   The following special terms and conditions are hereby agreed to:

   1. The Securities listed in the Schedule hereto have been deposited in trust under this Trust Agreement.

   2. The fractional undivided interest in and ownership of the Trust represented by each Unit thereof referred to in Section 1.01(56) is initially an amount the numerator of which is one and the denominator of which is the amount set forth under "Units outstanding" for the Trust in the "Statement of Condition" in the Prospectus.

   3. The aggregate number of Units described in Section 2.03(a) for the Trust is that number of Units set forth under "Units outstanding" for the Trust in the "Statement of Condition" in the Prospectus.

   4. Section 1.01(5) is replaced in its entirety by the following:

   "(5) "Business Day" shall mean any day on which the New York Stock Exchange is open for regular trading."

   5. The terms "Capital Account Distribution Date" and "Income Account Distribution Date" shall mean the "Distribution Dates" set forth in the "Essential Information" in the Prospectus.

   6. The terms "Capital Account Record Date" and "Income Account Record Date" shall mean the "Record Dates" set forth in the "Essential Information" in the Prospectus.

   7. The term "Deferred Sales Charge Payment Date" shall mean February 10, 2011 and the 10th day of each month thereafter through June 10, 2011.

   8. The term "Equity Securities" shall mean any traditional preferred securities and hybrid-preferred securities deposited in the Trust.

   9. The term "First Settlement Date" shall mean the date set forth in footnote 1 under "Essential Information" in the Prospectus.

   10. The term "Mandatory Termination Date" shall mean the "Mandatory Termination Date" for the Trust set forth in the "Essential Information" in the Prospectus.

   11. The term "OTC Securities" shall mean any Equity Securities in the Trust that are not listed on a national or foreign securities exchange or traded on the Nasdaq Stock Markets, Inc. and trade only in the over-the-counter market.

   12. Section 1.01(38)(a) is replaced in its entirety by the following:

   "(a) with respect to an Equity Trust other than an Index Trust, the percentage relationship among the Securities based on the number of shares of each Equity Security per Unit or principal amount of each OTC Security per Unit existing immediately prior to such additional deposit,"

   13. The term "Supervisor" shall mean Cohen & Steers Capital Management, Inc. and its successors in interest, or any successor portfolio supervisor as provided in the Standard Terms and Conditions of Trust.

   14. "The term "Trustee" shall mean The Bank of New York Mellon and its successors in interest or any successor trustee appointed as provided in the Standard Terms and Conditions of Trust.

   15. Notwithstanding any references to the term "Certificate" in the Standard Terms and Conditions of Trust, all ownership of Units will be evidenced solely in book-entry form, and will not be evidenced by certificates. Accordingly, the definition and all references to the term "Certificate" in the Standard Terms and Conditions of Trust, including but not limited to the form of "Certificate of Ownership", Section 2.05 and Section 6.04 are hereby deleted in their entirety to reflect Unit ownership solely in book-entry form.

   16. The second sentence of section 2.01(b) is hereby deleted.

   17. Section 2.03(b) of the Standard Terms and Conditions of Trust shall be replaced in its entirety by the following:

   "Units shall be held solely in uncertificated form evidenced by appropriate notation in the registration books of the Trustee, and no Unitholder shall be entitled to the issuance of a Certificate evidencing the Units owned by such Unitholder. The only permitted registered holders of Units shall be through the Depository Trust Company (or its nominee, Cede & Co.); consequently, individuals must hold their Units through an entity which is a participant in Depository Trust Company."

   18. The first paragraph of Section 3.02 of the Standard Terms and Conditions of Trust is hereby replaced with the following:

   "Section 3.02. Income Account. The Trustee shall collect the dividends or other like cash distributions on the Securities in the Trust as such becomes payable (including all interest accrued but unpaid prior to the date of deposit of the Securities in the Trust and including that part of the proceeds of the sale, liquidation, redemption or maturity of any Securities, all moneys representing penalties for the failure to make timely payments on the Securities, or as liquidated damages for default or breach of any condition or term of the Securities or of the underlying instrument relating to any Securities and other income attributable to a Failed Contract Security for which no Replacement Security has been obtained pursuant to Section 3.12 hereof) and credit such income to a separate account for each Trust to be known as the "Income Account"."

   19. Section 3.05 of the Standard Terms and Conditions of Trust is amended by including the following immediately preceding Section 3.05(a):

   "The Trustee, as of the First Settlement Date, shall advance from its own funds and shall pay to the Unitholders of the Trust then of record the amount of interest accrued on the Securities deposited in such Trust. The Trustee shall be entitled to reimbursement for such advancement from interest received by the Trust before any further distributions shall be made from the Income Account to Unitholders of the Trust. The Trustee shall also advance from its own funds and pay the appropriate persons the Trustee Advance, which amount represents interest which accrues on any Securities deposited in the Trust from the First Settlement Date to the respective dates of delivery to the Trust of any of such Securities. Subsequent distributions of funds from the Income Account of the Trust shall be made on the Income Account Distribution Dates of the Trust as described herein."

   20. Section 3.05 of the Standard Terms and Conditions of Trust is amended by adding the following subsection immediately after Section 3.05(a)(iv):

   "(v) Notwithstanding any of the previous provisions, if the Trust has elected to be taxed as a regulated investment company under the United States Internal Revenue Code of 1986, as amended, the Trustee is directed to make any distribution or take any action necessary in order to maintain the qualification of the Trust as a regulated investment company for federal income tax purposes or to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust."

   21. Section 3.05(b)(ii) of the Standard Terms and Conditions of Trust shall be replaced in is entirety by the following:

   "(ii) For purposes of this Section 3.05, the Unitholder's "Income Distribution" shall be equal to such Unitholders pro rata share of the balance in the Income Account calculated on the basis of one-twelfth of the estimated annual income to the Trust for the ensuing twelve months computed as of the close of business on the Income Account Record Date immediately preceding such Income Distribution (or portion or multiple thereof for the first Income Distribution), after deduction of (1) the fees and expenses then deductible pursuant to Section 3.05(a) and (2) the Trustee's estimate of other expenses properly chargeable to the Income Account pursuant to this Indenture which have accrued, as of such Income Account Record Date or are otherwise properly attributable to the period to which such Income Distribution relates.

   In the event that the amount on deposit in the Income Account is not sufficient for the payment of the amount intended to be distributed to Unitholders on the basis of the aforesaid computation, the Trustee is authorized to advance its own funds and cause to be deposited in and credited to the Income Account such amounts as may be required to permit payment of the related distribution to be made as aforesaid and shall be entitled to be reimbursed, without interest, out of income payments received by the Trust subsequent to the date of such advance. Any such advance shall be reflected in the Income Account until repaid."

   22. Section 3.05(b)(iv) of the Standard Terms and Conditions of Trust shall be replaced in is entirety by the following:

   "(iv) Principal, accrued interest and income attributable to Contract Securities which the Depositor shall have declared by written notice to the Trustee to be Failed Contract Securities for which Replacement Securities are not to be substituted pursuant to Section 3.12 hereof shall be distributed to Unitholders of record as of the close of business on the Income Account Record Date next following the failure of consummation of such purchase and shall be distributed not more than 120 days after the receipt of such notice by the Trustee or at such earlier time in such manner as the Trustee in its sole discretion deems to be in the best interest of Unitholders."

   23. The first paragraph of Section 3.06 of the Standard Terms and Conditions of Trust is hereby replaced with the following:

   "Section 3.06. Distribution Statements. With each distribution from the Income or Capital Accounts of the Trust, the Trustee shall set forth, either in the instrument by means of which payment of such distribution is made or in an accompanying statement, the amount being distributed from each such account and, if from the Income Account, the amount of accrued interest (uncollected and not available for distribution) on the record date for such distribution, each expressed as a dollar amount per Unit of the Trust."

   24. Sections 3.07(a)(i), (ii) and (iii) of the Standard Terms and Conditions of Trust are replaced in their entirety by the following:

   "(i) that there has been a default on any of the Securities in the payment of any principal, or in the payment of interest or dividend payments, after declared (as applicable) and when due and payable;

   (ii) that any action or proceeding has been instituted at law or equity seeking to restrain or enjoin the payment of principal, interest or dividends on any Securities, or that there exists any legal question or impediment affecting such Securities or the payment of interest or dividends from the same;

   (iii) that there has occurred any breach of covenant or warranty in any document relating to the issuer of Securities which would adversely affect either immediately or contingently the payment of debt service, interest or dividends from the Securities, or the general credit standing of the issuer or otherwise impair the sound investment character of such Securities;"

   25. Section 3.07(a)(xiii) of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

   "(xiii) if the Trust has elected to be taxed as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, that such sale is necessary or advisable (i) to maintain the qualification of the Trust as a regulated investment company or (ii) to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust; or

   (xiv) that as result of the ownership of the Security, the Trust or its Unitholders would be a direct or indirect shareholder of a passive foreign investment company as defined in section 1297 (a) of the United States Internal Revenue Code of 1986, as amended."

   26. If the Trust has elected to be treated as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, the first two sentences in the second paragraph of Section 3.11 of the Standard Terms and Conditions of Trust shall be replaced in their entirety with the following:

   "In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall at the direction of the Depositor, vote for or against, or accept or reject, any offer for new or exchanged securities or property in exchange for a Trust Security. Should any issuance, exchange or substitution be effected, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee pursuant to the Depositor's direction, unless the Depositor advises the Trustee to keep such securities or property."

   27. If the Trust has elected to be taxed as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended,
Section 3.12(a) of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

   "(a) The Replacement Securities shall be Securities as originally selected for deposit in the Trust or securities which the Depositor determines to be similar in character as Securities originally selected for deposit in the Trust;"

   28. Section 3.12(c) of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

   "(c) The purchase price of the Replacement Securities (exclusive of accrued interest) shall not exceed the total amount of cash deposited, or the amount available under the Letter of Credit deposited, by the Depositor at the time of the deposit of the Failed Contract Security;"

   29. The fifth sentence of the final paragraph of Section 3.12 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

   "Any excess of the purchase price of a Failed Contract Security over the purchase price of its corresponding Replacement Security shall be refunded to the Depositor, together with any accrued interest applicable to such difference and distribute such moneys to Unitholders pursuant to Section 3.05."

   30. The Standard Terms and Conditions of Trust shall be amended to include the following section:

   "Section 3.19. Regulated Investment Company Election. If the Prospectus for the Trust states that the Trust intends to elect to be treated and to qualify as a "regulated investment company" as defined in the United States Internal Revenue Code of 1986, as amended, the Trustee is hereby directed to make such elections and take all actions, including any appropriate election to be taxed as a corporation, as shall be necessary to effect such qualification or to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise tax on the Trust or on undistributed income in the Trust. The Trustee shall make such reviews of the Trust portfolio as shall be necessary to maintain qualification of the Trust as a regulated investment company and to avoid imposition of tax on the Trust or undistributed income in the Trust, and the Depositor and Supervisor shall be authorized to rely conclusively upon such reviews."

   31. The first paragraph of Section 4.01 of the Standard Terms and Conditions of Trust is hereby replaced with the following:

   "Section 4.01. Compensation. As compensation for providing supervisory portfolio services under this Indenture, the Trust will accrue daily and pay to the Supervisor at the end of each calendar quarter an aggregate annual fee in an amount equal to 0.075% of the average daily Trust Evaluation (described in Section 6.01)."

   32. Sections 5.01(b) and (c) of the Standard Terms and Conditions of Trust are replaced in their entirety by the following:

   "(b) During the initial offering period of the Trust (as determined by the Depositor), the Evaluation for each Security shall be made in the following manner: (a)(i) With respect to the non-OTC Securities for which market quotations are readily available, such Evaluation shall be made on the basis of the market value of such Securities; and (ii) with respect to other non-OTC Securities, such Evaluation shall be made on the basis of the fair value of such Securities as determined in good faith by the Trustee. If the Securities are listed on a national or foreign securities exchange or traded on the Nasdaq Stock Market, Inc. and market quotations of such Securities are readily available, the market value of such Securities shall generally be based on the last available closing sale price on or immediately prior to the Evaluation Time on the exchange or market which is the principal market therefor, which shall be deemed to be the New York Stock Exchange if the Securities are listed thereon.
(b) With respect to the OTC Securities, such Evaluation shall be made: (i) on the basis of current offer prices for the OTC Securities, (ii) if offer prices are not available for the OTC Securities, on the basis of current offer prices for comparable securities, (iii) by causing the value of the OTC Securities to be determined by others engaged in the practice of evaluation, quoting or appraising comparable securities, or (iv) by any combination of the above. The Trustee may utilize a securities pricing service to evaluate the prices of the OTC Securities. If the Trust holds Securities denominated in a currency other than U.S. dollars, the Evaluation of such Security shall be converted to U.S. dollars based on current offering side exchange rates (unless the Trustee deems such prices inappropriate as a basis for valuation). For each evaluation, the Trustee shall also determine and furnish to the Depositor the aggregate of (a) the value of all Securities in the Trust on the basis of such evaluation and (b) the amount of cash then held in the Capital Account relating to the Trust which was received by the Trustee after the Capital Account Record Date preceding such determination less any amounts held in the Capital Account relating to such Trust for distribution to Unitholders on a subsequent Capital Account Distribution Date when a Capital Account Record Date occurs four Business Days or less after such determination. For the purposes of the foregoing, the Trustee may obtain current prices for the Securities in the Trust from investment dealers or brokers (including the Depositor) that customarily deal in such securities. For each Evaluation, the Trustee shall also confirm and furnish to the Depositor the calculation of the Trust Evaluation to be computed pursuant to
Section 6.01.

   (c) After the initial offering period of Units of the Trust (as determined by the Depositor), Evaluation of the Securities shall be made in the manner described in Section 5.01(b) on the basis of current bid side prices for any OTC Securities and the bid side value of any relevant currency exchange rate expressed in U.S. dollars."

   33. The first paragraph of Section 6.01 of the Standard Terms and Conditions of Trust is hereby replaced with the following:

   "Section 6.01. Trust Evaluation. As of the Evaluation Time (a) on the last Business Day of each year, (b) on the day on which any Unit is tendered for redemption and (c) on any other day desired by the Trustee or requested by the Depositor, the Trustee shall: Add (i) all moneys on deposit in a Trust (excluding (1) cash, cash equivalents or Letters of Credit deposited pursuant to Section 2.01 hereof for the purchase of Contract Securities, unless such cash or Letters of Credit have been deposited in the Income and Capital Accounts because of failure to apply such moneys to the purchase of Contract Securities pursuant to the provisions of Sections 2.01, 3.02 and 3.03 hereof and (2) moneys credited to the Reserve Account pursuant to Section 3.04 hereof), plus (ii) the aggregate Evaluation of all Securities (including Contract Securities) on deposit in the Trust (such evaluations to be made on the basis of bid prices for the OTC Securities and the aggregate underlying value of the Equity Securities as determined in Section 5.01(b) for the purpose of computing redemption value of Units as set forth in Section 6.02 hereof, and additionally, such evaluations shall take into account and itemize separately (1) the cash on hand in the Trust (other than cash declared held in trust to cover contracts to purchase Securities) or moneys in the process of being collected from any Securities matured or called for redemption prior to maturity, (2) the value of each issue of the Securities in the Trust as last determined by the Trustee pursuant to
Section 5.01, and (3) interest accrued thereon not subject to collection and distribution), plus (iii) all other income from the Securities (including dividends receivable on any Securities trading ex-dividend as of the date of such valuation) as of the Evaluation Time on the date of such Evaluation together with all other assets of such Trust. For each such computation there shall be deducted from the sum of the above (i) amounts representing any applicable taxes or charges payable out of the Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account, (ii) amounts representing estimated accrued expenses of such Trust including but not limited to unpaid fees and expenses of the Trustee, the Supervisor, the Depositor and counsel, in each case as reported by the Trustee to the Depositor on or prior to the date of computation, and (iii) any moneys identified by the Trustee, as of the date of such computation, as held for distribution to Unitholders of record as of an Income or Capital Account Record Date or for payment of the Redemption Price of Units tendered prior to such date. The resulting figure is herein called a "Trust Evaluation." The value of the pro rata share of each Unit of the respective Trust determined on the basis of any such evaluation shall be referred to herein as the "Unit Value." Amounts receivable by the Trust in foreign currency shall be converted by the Trustee to U.S. dollars based on current exchange rates, in the same manner as provided in
Section 5.01(b) or 5.01(c), as applicable, for the conversion of the valuation of foreign Securities, and the Trustee shall report such conversion with each Evaluation made pursuant to Section 5.01."

   34. The first paragraph of Section 6.02 of the Standard Terms and Conditions of Trust is replaced in its entirety by the following:

   "Section 6.02. Redemptions by Trustee; Purchases by Depositor. Any Unit tendered by means of an appropriate request for redemption in form approved by the Trustee shall be paid by the Trustee no later than the seventh calendar day following the day on which tender for redemption is made in proper form, provided that if such day of payment is not a Business Day, then such payment shall be on the first Business Day prior thereto (being herein called the "Settlement Date"). The Business Day on which tender for redemption is made in proper form shall be referred to herein as the "Redemption Date." Subject to (a) the next succeeding paragraph and (b) payment by such Unitholder of any tax or other governmental charges which may be imposed thereon, redemption is to be made by payment of cash equivalent to the Unit Value determined on the basis of a Trust Evaluation made in accordance with Section 6.01 determined by the Trustee as of the Evaluation Time on the date of tender; provided that accrued interest is paid to the Redemption Date, multiplied by the number of Units tendered for redemption (herein called the "Redemption Price"), or if the Unitholder wishes to redeem a number of Units less than all those so tendered, multiplied by the number of Units so designated by such Unitholder for redemption. Units received for redemption by the Trustee on any day after the Evaluation Time will be held by the Trustee until the next Trust Business Day and will be deemed to have been tendered on such day for redemption at the Redemption Price computed on that day."

   35. The second sentence of the second paragraph of Section 6.02 of the Standard Terms and Conditions of Trust is replaced in its entirety by the following:

   "The balance paid on any Redemption Price, including any accrued interest or income not paid from the Income Account, if any, shall be withdrawn from the Capital Account to the extent that funds are available for such purpose."

   36. The final sentence of the second paragraph of Section 6.02 of the Standard Terms and Conditions of Trust is replaced in its entirety by the following:

   "In the event that either (i) funds are withdrawn from the Capital Account and are applied to the payment of accrued interest or income upon any redemption of Units or (ii) Securities are sold for the payment of the Redemption Price and any portion of the proceeds of such sale is applied to the payment of income upon such redemption, then, in either such event, the Capital Account shall be reimbursed therefor at such time as sufficient funds may be next available in the Income Account for such purpose."

   37. Section 6.03 of the Standard Terms and Conditions of Trust shall be replaced in its entirety by the following:

   "Section 6.03. Transfer or Interchange of Units. Units may be transferred by the registered holder thereof by presentation and surrender of such Units at the corporate trust office of the Trustee, properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and executed by the Unitholder or his authorized attorney, whereupon new Units will be issued in exchange and substitution therefore and Units surrendered shall be cancelled by the Trustee. The registered holder of any Unit may transfer such Unit by the presentation of transfer instructions to the Trustee at the corporate trust office of the Trustee accompanied by such documents as the Trustee deems necessary to evidence the authority of the person making such transfer and executed by the registered holder or his authorized attorney, whereupon the Trustee shall make proper notification of such transfer on the registration books of the Trustee. A sum sufficient to pay any tax or other governmental charge that may be imposed in connection with any such transfer or interchange shall be paid by the Unitholder to the Trustee."

   38. The second sentence of Section 7.01(e)(2)(E) of the Standard Terms and Conditions of Trust shall be replaced in its entirety by "Such Prospectus shall also contain disclosure concerning the Depositor's responsibilities described in
(D) above."

   39. The Trustee's annual compensation rate described in Section 7.04 of the Standard Terms and Conditions of Trust shall be that amount set forth under "Trustee's fee and operating expenses" in the "Fee Table" in the Prospectus.

   40. Section 9.01 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

   "Section 9.01. Amendments. (a) This Indenture may be amended from time to time by the Depositor and Trustee or their respective successors, without the consent of any of the Unitholders, (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein, (ii) to make such other provision in regard to matters or questions arising hereunder as shall not materially adversely affect the interests of the Unitholders or (iii) to make such amendments as may be necessary (a) for the Trust to continue to qualify as a regulated investment company for federal income tax purposes if the Trust has elected to be taxed as such under the United States Internal Revenue Code of 1986, as amended, or (b) to prevent the Trust from being deemed an association taxable as a corporation for federal income tax purposes if the Trust has not elected to be taxed as a regulated investment company under the United States Internal Revenue Code of 1986, as amended. This Indenture may not be amended, however, without the consent of all Unitholders then outstanding, so as (1) to permit, except in accordance with the terms and conditions hereof, the acquisition hereunder of any Securities other than those specified in the Schedules to the Trust Agreement or (2) to reduce the aforesaid percentage of Units the holders of which are required to consent to certain of such amendments. This Indenture may not be amended so as to reduce the interest in a Trust represented by Units without the consent of all affected Unitholders.

   (b) Except for the amendments, changes or modifications as provided in
Section 9.01(a) hereof, neither the parties hereto nor their respective successors shall consent to any other amendment, change or modification of this Indenture without the giving of notice and the obtaining of the approval or consent of Unitholders representing at least 66 2/3% of the Units then outstanding of the Trust. Nothing contained in this Section 9.01(b) shall permit, or be construed as permitting, a reduction of the aggregate percentage of Units the holders of which are required to consent to any amendment, change or modification of this Indenture without the consent of the Unitholders of all of the Units then outstanding of the Trust and in no event may any amendment be made which would (1) alter the rights to the Unitholders as against each other,
(2) provide the Trustee with the power to engage in business or investment activities other than as specifically provided in this Indenture, (3) adversely affect the tax status of the Trust for federal income tax purposes or result in the Units being deemed to be sold or exchanged for federal income tax purposes or (4) unless the Trust has elected to be taxed as a regulated investment company for federal income tax purposes, result in a variation of the investment of Unitholders in the Trust.

   (c) Unless the Depositor directs that other notice shall be provided, the Trustee shall include in the annual report provided pursuant to Section 3.06 notification of the substance of such amendment."

   41. Section 9.02 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

   "Section 9.02. Termination. This Indenture and the Trust created hereby shall terminate upon the maturity, redemption, sale or other disposition as the case may be of the last Security held in such Trust hereunder unless sooner terminated as hereinbefore specified, and may be terminated at any time by the written consent of Unitholders representing at least 66 2/3% of the Units of the Trust then outstanding; provided that in no event shall the Trust continue beyond the Mandatory Termination Date. Upon the date of termination the registration books of the Trustee shall be closed.

   In the event of a termination, the Trustee shall proceed to liquidate the Securities then held and make the payments and distributions provided for hereinafter in this Section 9.02 based on such Unitholder's pro rata interest in the balance of the Capital and Income Accounts after the deductions herein provided. Written notice shall be given by the Trustee in connection with any termination to each Unitholder at his address appearing on the registration books of the Trustee and in connection with a Mandatory Termination Date such notice shall be given no later than 45 days before the Mandatory Termination Date.

   The Trustee will liquidate the Securities then held, if any, in such daily amounts as the Depositor shall direct. The Depositor shall direct the liquidation of the Securities in such manner as to effectuate orderly sales and a minimal market impact. In the event the Depositor does not so direct, the Securities shall be sold within a reasonable period and in such manner as the Trustee, in its sole discretion, shall determine. The Trustee shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the Depositor's direction or, in the absence of such direction, in the exercise of the discretion granted by this
Section 9.02. The Trustee shall deduct from the proceeds of these sales and pay any tax or governmental charges and any brokerage commissions in connection with such sales. Amounts received by the Trustee representing the proceeds from the sales of Securities shall be credited to the Capital Account.

   Not later than the fifth Business Day following receipt of all proceeds of sale of the Securities, the Trustee shall:

   (a) deduct from the Income Account of the Trust or, to the extent that funds are not available in such Account of the Trust, from the Capital Account of the Trust, and pay to itself individually an amount equal to the sum of (i) its accrued compensation for its ordinary recurring services, (ii) any compensation due it for its extraordinary services in connection with the Trust, and (iii) any costs, expenses or indemnities in connection with the Trust as provided herein;

   (b) deduct from the Income Account of the Trust or, to the extent that funds are not available in such Account, from the Capital Account of the Trust, and pay accrued and unpaid fees of the Depositor, the Supervisor and counsel in connection with the Trust, if any;

   (c) deduct from the Income Account of the Trust or the Capital Account of the Trust any amounts which may be required to be deposited in the Reserve Account and any other amounts which may be required to meet expenses incurred under this Indenture in connection with the Trust;

   (d) make final distributions from the Trust as follows:

   (e) to each Unitholder, such Unitholder's pro rata share of the cash balances of the Income and Capital Accounts; and

   (f) on the conditions set forth in Section 3.04 hereof, to each Unitholder such Unitholder's pro rata share of the balance of the Reserve Account; and

   (g) within 60 days after the distribution to each Unitholder as provided for in (d), furnish to each such Unitholder a final distribution statement, setting forth the data and information in substantially the form and manner provided for in Section 3.06 hereof.

   The Trustee shall be under no liability with respect to moneys held by it in the Income, Reserve and Capital Accounts of the Trust upon termination except to hold the same in trust within the meaning of the Investment Company Act of 1940, without interest until disposed of in accordance with the terms of this Indenture."

   IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                             VAN KAMPEN FUNDS INC.

                            By: /s/ JOHN F. TIERNEY
             -----------------------------------------------------
                                 Vice President


                    COHEN & STEERS CAPITAL MANAGEMENT, INC.

                               By: /s/ FRANK POLI
             -----------------------------------------------------
                            Executive Vice President


                          THE BANK OF NEW YORK MELLON

                            By: /s/ IRENE GUGLIELMO
             -----------------------------------------------------
                               Managing Director



                         SCHEDULE A TO TRUST AGREEMENT
                         SECURITIES INITIALLY DEPOSITED
                                       IN
                       VAN KAMPEN UNIT TRUSTS, SERIES 1058

      [Incorporated herein by this reference and made a part hereof is the "Portfolio" schedule as set forth in the Prospectus.]